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                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT: Lisa Salamon
         610-444-8433



                  NeighborCare Inks Deal to Purchase Pharmacy Company


BALTIMORE, MD--(October 8, 2001)--NeighborCare Pharmacy Services, Inc., a subsidiary of Genesis Health Ventures, Inc., today announced that it has signed an agreement to purchase the assets of American Pharmaceutical Services, Inc.
(APS), a subsidiary of Mariner Health Group (MHG) and Mariner Post-Acute Network
(MPAN), for approximately $42 million plus up to $18 million in deferred payments contingent on performance. The sale is subject to several conditions including, US Bankruptcy Court approval of an overbidding procedure, followed by a competitive bidding process and final court approval of the prevailing bid in the MPAN and MHG chapter 11 cases.

The intent to enter into the asset purchase agreement was previously announced in US Bankruptcy Court as a part of the Genesis' plan of reorganization which was confirmed September 20. Genesis emerged from bankruptcy October 2.

NeighborCare expects to consolidate operations with APS following closure of the sale. NeighborCare is the third largest institutional pharmacy provider in the US and serves 250,000 long-term care beds. APS is the fifth largest long-term care pharmacy provider in the US and operates 33 institutional pharmacies in 15 states that serve 60,000 beds. APS also operates three retail pharmacies and four respiratory therapy sites.

"The APS acquisition gives NeighborCare the opportunity to increase revenue by expanding operations in existing markets as well as seven new states," said NeighborCare President and COO Bob Smith. " Acquisition synergies and cost savings will enable NeighborCare to build a stronger network from which to serve long term care providers nationwide."

NeighborCare operates retail and long term care pharmacies, medical supply centers, infusion services and home medical equipment facilities for over 250,000 customers in long term care settings and for more than one million covered lives in home care settings in 41 states. NeighborCare is an integral part of the Genesis ElderCare Network and is a subsidiary of Genesis Health Ventures, Inc. (GHVEV) of Kennett Square, Pennsylvania. NeighborCare is headquartered in Baltimore, Maryland.


Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: risks associated with operating a business, our substantial indebtedness and significant debt service obligations; adverse developments with respect to our liquidity or results of operations; our ability to consummate or complete development projects or to

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profitably operate or successfully integrate enterprises into our other operations; our ability or inability to secure the capital and the related cost of the capital necessary to fund future growth; our ability to attract customers; our ability to attract and retain key executives and other personnel; the impact of health care reform, including the Medicare Prospective Payment System ("PPS"), the Balanced Budget Refinement Act ("BBRA") and the Benefit Improvement and Protection Act of 2000 ("BIPA") and the adoption of cost containment measures by the federal and state governments; the impact of government regulation, including our ability to operate in a heavily regulated environment and to satisfy regulatory authorities; the occurrence of changes in the mix of payment sources utilized by customers to pay for services; the adoption of cost containment measures by other third party payors; competition in our industry; and changes in general economic conditions.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.


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